Exhibit 99.1

DiamondRock Hospitality Company Corporate Headquarters 6903 Rockledge Drive Bethesda, MD 20817 (240) 744-1150

NEWS

CONTACT:	Chris King
(240) 744-1150
info@drhc.com

DIAMONDROCK ANNOUNCES THE APPOINTMENT OF MARK W. BRUGGER AS CHIEF EXECUTIVE OFFICER EFFECTIVE SEPTEMBER 2008

BETHESDA, MD — July 7, 2008, DiamondRock Hospitality Company (NYSE:DRH) (“DiamondRock”) today announced that Mark W. Brugger has been named  Chief Executive Officer, effective September 1, 2008.  After that date, Bill McCarten, DiamondRock’s current Chief Executive Officer and Chairman of the Board of Directors, will continue in his role as Chairman.  In addition, the Board of Directors has announced that, effective September 1, 2008, it will expand the Board of Directors from 6 members to 7 members through the appointment of Mr. Brugger as a member of the Board of Directors.

Bill McCarten stated, “DiamondRock is one of the best positioned owners of premier hotels in the United States.  I have worked closely with Mark Brugger for nearly five years. He is an exceptionally talented real estate executive and he will bring energy, creativity and good judgment to DiamondRock in his new role.  The Board of Directors and I enthusiastically support Mark and are confident that he will provide outstanding leadership to DiamondRock.”

Mr. McCarten added, “With the promotion of Mark to Chief Executive Officer, we will continue to have one of the strongest executive teams in the industry.   I’m especially pleased that Mark will continue to receive sound advice from the same team that has driven its success.  In particular, John Williams, one of the most respected hotel executives in the United States, will continue to lead our acquisition and asset management activities as President and Chief Operating Officer and will continue to serve on our Board of Directors.  With strong leadership and the complementary skills of the team, DiamondRock is poised for future success.”

Mark Brugger is one of the founders of DiamondRock and has served as its Executive Vice President, Chief Financial Officer and Treasurer since its formation in 2004.  In this role, he led all of the Company’s capital markets activities, helped to formulate strategies, and sourced a number of DiamondRock’s hotel acquisitions.  Prior to joining DiamondRock, Mr. Brugger had significant experience in real estate and lodging as a Vice President for Marriott International, Inc., where he was involved in numerous hotel transactions.  He has also held the position of Vice President of Investment Sales at Transwestern Commercial Services and as Land Development Director at Brookfield Homes.

Mr. Brugger received his Juris Doctorate from American University School of Law and his Bachelor of Arts from the University of Maryland at College Park.

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties.  DiamondRock owns 20 hotels with approximately 9,600 guestrooms.  For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to complete planned renovation on budget; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions; our ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.